Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Predictive Oncology Inc. of our report dated March 15, 2021, relating to the consolidated financial statements of Predictive Oncology Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption "Experts" on Form S-3, which is a part of this Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

April 28, 2021